Exhibit 4.1

                         TIME RESOURCE MANAGEMENT, INC.
                        1996 INCENTIVE STOCK OPTION PLAN


        1. PURPOSE OF THE PLAN

        The Time Resource Management, Inc. 1996 Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of Time Resource Management, Inc., a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $0.01 par value common stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing such employees' proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

        Options granted under the Plan will be intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each employee granted an Option shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Option, as determined in accordance with this Plan.

        2. ADMINISTRATION OF PLAN

        This Plan shall be administered by the Board of Directors of the Company. The Board shall have the sole power:

               (i) subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Board shall be conclusive and binding on all Optionees and an their legal representatives and beneficiaries; and

               (ii) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

        3. SHARES SUBJECT TO THE PLAN

        Subject to the provisions of paragraph 13 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate one hundred fifty thousand (150,000) shares of Common Stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.

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        4. PERSONS ELIGIBLE FOR OPTIONS

        All key employees of the Company shall be eligible to receive the grant of Options under the Plan. The Board shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Board shall seek information, advice and recommendations from management to assist the Board in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.

        5. PURCHASE PRICE

        The purchase price of each share of Stock covered by each ISO ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO is granted; provided, however, if when an ISO is granted the Optionee receiving the ISO owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

        "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is not publicly traded, the amount determined by the Board on the date of the grant of the Option; (ii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau; (iii) if the Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or (iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of Items (i) through (iv) of this paragraph, if there were no sales on the date of the agreement of an Option, the Fair Market Value Per Share shall be determined by the Board in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

        6. DURATION OF OPTIONS

        Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than death or disability; (ii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability;
(iii) the date of expiration of the Option determined by the Board at the time the Option is granted and specified in such Option; and (iv) the tenth annual anniversary date of the granting of the Option, or, if when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth such anniversary; provided, however, that the Board shall have the right, but not the obligation, to extend the expiry of the Options held by an Optionee whose service with the Company has

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ceased for any reason to the end of their original terms, notwithstanding that such Options may no longer qualify as ISOs under the Code.

        7. EXERCISE OF OPTIONS

        (a) An Option may be exercisable in installments or otherwise upon such terms as the Board shall determine when the Option is granted. In the event that an Option is exercisable only in installments, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of death or disability.

        (b) Upon the occurrence of: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation,
(iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 70 percent of the then-outstanding Stock of the Company (as defined in the Plan) to another entity or person in a single transaction or series of transactions, any outstanding Options granted under the Plan shall thereupon become fully exercisable. A sale or transfer of stock among individuals or entities who directly or indirectly own any stock of the Company shall not be deemed to be a transfer of the Stock of the Company for the purpose of clause (iv) of this paragraph.

        (c) No ISO will become exercisable if the exercisability of such ISO would cause the aggregate fair market value (as determined at the time of grant in accordance with the provisions of paragraph 5 hereof) of the Stock with respect to ISOs issued by the Company which are first exercisable during such calendar year to exceed $100,000. If the grant of an ISO hereunder would cause a violation of the foregoing limitation, any Option which becomes exercisable in violation of such limitation shall be deemed to be a non-incentive stock option.

        8. METHOD OF EXERCISE

        When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

        9. NONTRANSFERABILITY OF OPTIONS

        No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

        10. CONTINUANCE OF EMPLOYMENT

        Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

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        11. RESTRICTIONS ON SHARES

        (a) If the Company shall be advised by counsel that certain requirements under the federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

        (b) Any Stock issued pursuant to this Plan shall be subject to any shareholders' agreement then in effect among the Company and the shareholders of the Company. The Company may require the Optionee as a condition of the issuance of shares to execute the shareholders' agreement or an instrument agreeing to be bound by the terms of such shareholders' agreement.

        12. PRIVILEGE OF STOCK OWNERSHIP

        No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

        13. ADJUSTMENT

        (a) If the number of outstanding shares of Stock is increased or decreased, or such, shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in paragraph 3 above, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Board. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

        (b) In the event of the payment of an extraordinary dividend by the Company on the common stock of the company (i.e., an "extraordinary dividend" being a payment or series of payments within any twelve consecutive months in the aggregate in excess of twenty-five percent (25%) of the book value of the stock of the Company attributable to the common stock of the Company as of the end of the prior fiscal year), an Optionee shall receive from the Company a payment equal to the per share distribution multiplied by the number of shares for which an Option has been granted to such Optionee and with respect to which such Option has neither been exercised or has terminated or expired (without regard to the current exercisability of such Option).

        (c) Adjustments under this paragraph 13 shall be made by the Board whose determination as to what adjustments shall be made, and the extent thereof, shall be final,

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binding and conclusive. No fractional shares of Stock shall be issued under the
Plan or in connection with any such adjustment.

        14. INVESTMENT PURPOSE

        Each Option granted hereunder maybe issued on the condition that any purchase of Stock pursuant to the exercise of an Option which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the "Securities Laws"), or the availability of exemptions from region thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

        (i) an opinion of the Optionee's counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

        (ii)  such Stock is registered under the applicable Securities Laws; or

        (iii) "no action" letters are received from the staff of the Securities and Exchange Commission and from the administrative agencies, administering all other applicable securities or blue sky laws, based on the option of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

        15. AMENDMENT AND TERMINATION OF PLAN

        (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be deemed under the Plan, except as permitted under the provisions of paragraph 13 above; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

        (b) Subject to the provisions in paragraph 13 above, the Plan shall terminate ten years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

        (c) Subject to the provisions in paragraph 13 above, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

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        16. EFFECTIVE DATE OF PLAN

        The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.

        17. TERM OF PLAN

        No Option shall be granted pursuant to the Plan after ten years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.

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